EXHIBIT # 32.2

CERTIFICATION OF PERIODIC REPORT

I, A.A. McLean III, of World Acceptance Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (to my knowledge):

(1)	the Annual Report on form 10-K of the Company for the year ended March 31, 2004, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 4, 2004

/s/ A. A. McLean III
A.A. McLean III
Executive Vice President and CFO

A signed original of this written statement required by Section 906 has been provided to World Acceptance Corporation and will be retained by World Acceptance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.